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                                                                     EXHIBIT 3.1

                     RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                              CIT GROUP INC. (DEL)

    CIT Group Inc. (Del), a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

    1. The name of the corporation is CIT Group Inc. (Del) and the name under which the corporation was originally incorporated is T-Sub Inc. The date of filing of its original Certificate of Incorporation with the Secretary of State was March 12, 2001.

    2. This Restated Certificate of Incorporation only restates and integrates and does not further amend the provisions of the Certificate of Incorporation of this corporation as heretofore amended or supplemented and there is no discrepancy between those provisions and the provisions of the Restated Certificate of Incorporation.

    3. The text of the Certificate of Incorporation as amended or supplemented heretofore is hereby restated without further amendments or changes to read as herein set forth in full:

                     RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                              CIT GROUP INC. (DEL)

    FIRST: The name of the corporation is CIT Group Inc. (Del) (the "Corporation").

    SECOND: The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle, Delaware, and the name of the registered agent at such address is The Corporation Trust Company.

    THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "General Corporation Law").

    FOURTH: (a) The total number of shares of stock that the Corporation shall have authority to issue is Two Hundred (200), consisting of (i) One Hundred
(100) shares of preferred stock, par value $.01 per share (the "Preferred Stock") and (ii) One Hundred (100) shares of common stock, par value $.01 per share (the "Common Stock").

    (b) The board of directors of the Corporation (the "Board of Directors") is hereby expressly authorized at any time and from time to time to provide for the issuance of all or any shares of the Preferred Stock in one or more classes or series and, by filing a certificate pursuant to the applicable law of the State of Delaware (a "Preferred Stock Designation"), to establish the number of shares to be included in each such class or series and to fix for each such class or series such voting powers, full or limited, or no voting powers, and such distinctive designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such class or series and to the fullest extent as may now or hereafter be permitted by the General Corporation Law, including, without limiting the generality of the foregoing, the authority to provide that any such class or series may be
(i) subject to redemption at such time or times and at such price or prices;
(ii) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series; (iii) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; or

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(iv) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock, or other securities or property, of the Corporation at such price or prices or at such rates of exchange and with such adjustments; all as may be stated in such resolution or resolutions. Unless otherwise provided in such resolution or resolutions providing for any class or series of Preferred Stock, shares of Preferred Stock of such class or series which shall be issued and thereafter acquired by the Corporation through purchase, redemption, exchange, conversion or otherwise shall return to the status of authorized but unissued Preferred Stock.

    (c) The Common Stock shall be subject to the express terms of the Preferred Stock and any series thereof. Except as may be provided in this Certificate of Incorporation or in a Preferred Stock Designation or by applicable law, the holders of shares of Common Stock shall be entitled to one vote for each such share upon all questions presented to the stockholders, the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes, and holders of Preferred Stock shall not be entitled to receive notice of any meeting of stockholders at which they are not entitled to vote. The holders of the shares of Common Stock shall at all times, except as otherwise provided in this Certificate of Incorporation or as required by law, vote as one class, together with the holders of any other class or series of stock of the Corporation accorded such general voting rights.

    (d) The number of authorized shares of any class or classes of stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote irrespective of the provisions of
Section 242(b)(2) of the General Corporation Law or any corresponding provision hereinafter enacted.

    FIFTH: In furtherance of, and not in limitation of, the powers conferred by law, the Board of Directors is expressly authorized and empowered:

        (1) to adopt, amend or repeal the by-laws of the Corporation (the "By-Laws"), PROVIDED that the By-Laws adopted by the Board of Directors under the powers hereby conferred may be amended or repealed by the Board of Directors or by the stockholders having voting power with respect thereto, PROVIDED FURTHER that, in the case of the stockholders, the affirmative vote of the holders of at least 66 2/3% of the voting power of the then outstanding Voting Stock, voting as a single class, shall be required in order for the stockholders to alter, amend or repeal any provisions of the By-Laws or adopt any additional By-Laws; and

        (2) from time to time to determine whether and to what extent, and at what times and places, and under what conditions and regulations, the accounts and books of the Corporation, or any of them, shall be open to inspection of stockholders; and, except as so determined or as expressly provided in this Certificate of Incorporation or in any Preferred Stock Designation, no stockholder shall have any right to inspect any account, book or document of the Corporation other than such rights as may be conferred by applicable law.

The Corporation may in its By-Laws confer powers upon its directors in addition to the foregoing and in addition to the powers and authorities expressly conferred upon them by the laws of the State of Delaware.

    SIXTH: (a) Subject to the rights of the holders of any class or series of Preferred Stock to elect additional directors under specified circumstances, the number of directors of the Corporation shall be fixed in such manner as by the By-Laws and may be increased or decreased from time to time in such a manner as may be prescribed by the By-Laws. Unless and except to the extent that the By-Laws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

    (b) Subject to the rights of the holders of any class or series of Preferred Stock to elect additional directors under specified circumstances, at each annual meeting of the stockholders of the Corporation, directors shall be elected in accordance with the provisions of the By-Laws to hold office for a term

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expiring at the next annual meeting of the stockholders of the Corporation and until their successors shall be elected and qualified, subject to their prior death, resignation, retirement disqualification or removal from office.

    (c) Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, vacancies resulting from death, resignation, retirement, disqualification, removal from office or other cause, and newly created directorships resulting from any increase in the authorized number of directors, may be filled only by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors, or the sole remaining director, and directors so chosen shall hold office for a term expiring at the next annual meeting of stockholders and until their successors shall have been dully elected and qualified, subject to their prior death, resignation, retirement disqualification or removal from office. No decrease in the number of authorized directors constituting the Board of Directors shall shorten the term of any incumbent director.

    (d) Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, any director may be removed from office at any time, but only for cause and by the affirmative vote of the holders of at least 66 2/3% of the voting power of the then outstanding Voting Stock, voting as a single class.

    SEVENTH: (a) Subject to the rights of the holders of any class or series of Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of the stockholders of the Corporation and may not be effected by any consent in writing in lieu of a meeting of the stockholders of the Corporation.

    (b) Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of stockholders of the Corporation shall be given in the manner prescribed in the By-Laws. At any annual meeting or special meeting of stockholders of the Corporation, only such business shall be conducted as shall have been brought before such meeting in the manner prescribed in the By-Laws.

    (c) Unless otherwise prescribed by law or this Certificate of Incorporation, special meetings of stockholders of the Corporation may be held at any time, but only when called by the Board of Directors.

    EIGHTH: No director shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except (i) for liability under Section 174 of the General Corporation Law or
(ii) for liability, subject to any and all other requirements for liability,
(a) for any breach of such director's duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law or (c) for any transaction from which such director derived an improper personal benefit. Neither the amendment nor repeal of this Article EIGHTH shall adversely affect any right or protection of any director of the Corporation existing hereunder with respect to any act or omission occurring prior to such amendment or repeal. If the General Corporation Law shall be amended to authorize corporate action further eliminating or limiting the liability of directors, then each director of the Corporation, in addition to the circumstances in which such director shall not be liable immediately prior to such amendment, shall be exempt from and free of liability to the fullest extent permitted by the General Corporation Law as so amended.

    NINTH: Each person who is or was a director or officer of the Corporation shall be indemnified by the Corporation to the fullest extent permitted from time to time by the General Corporation Law as the same presently exists or may hereafter be amended (but, if permitted by applicable law, in the case of any amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior to such amendment) or any other applicable law as

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presently or hereafter in effect. The Corporation may, by action of the Board of
Directors, provide indemnification to employees and agents (in addition to directors and officers) of the Corporation, to the directors, officers, employees or agents of any direct or indirect subsidiary of the Corporation and to each person serving as a director, officer, partner, member, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, at the request of the Corporation, with the same scope and effect as the foregoing indemnification of directors and officers of the Corporation. The Corporation shall, be required to indemnify any person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors or is a proceeding to enforce such person's claim to indemnification pursuant to rights granted in this Certificate of Incorporation or otherwise by the Corporation. Without limiting the generality or effect of the foregoing, the Corporation may adopt by-laws or enter into one or more agreements with any persons or persons which provide for indemnification greater or different than that provided in this Article NINTH. Any amendment or repeal of this Article NINTH shall not adversely affect any right or protection existing hereunder in respect of any act or omission occurring prior to such amendment or repeal. The indemnification provided for herein shall not be deemed exclusive of any other rights to which any person seeking indemnification may be entitled, whether as a matter of law or otherwise, and shall inure to the benefit of the heirs, executors and administrators of such person.

    TENTH: (a) Except as may be expressly provided in this Certificate of Incorporation, the Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Certificate of Incorporation or in any Preferred Stock Designation, and any other provisions authorized by the laws of the State of Delaware at the time in force may be added hereto or inserted herein, in the manner now or hereafter prescribed herein or by applicable law, and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors, officers or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to this reservation, PROVIDED that any amendment or repeal of Article EIGHTH or Article NINTH of this Certificate of Incorporation shall not adversely affect any right or protection existing thereunder in respect of any act or omission occurring prior to such amendment or repeal, and PROVIDED FURTHER that no Preferred Stock Designation shall be amended after issuance of any shares of any series of Preferred Stock created thereby, except in accordance with the terms of such Preferred Stock Designation and the requirements of applicable law.

    (b) For purposes of this Certificate of Incorporation, "Voting Stock" means the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, and in addition to approval of the Board of Directors, the affirmative vote of the holders of at least
66 2/3% of the voting power of the then outstanding Voting Stock, voting together as a single class, shall be required to amend, repeal or adopt any provision inconsistent with (i) paragraph (1) of Article FIFTH, (ii) Article SIXTH, (iii) Article SEVENTH or (iv) paragraph (b) of this Article TENTH.

    4. The corporation has neither issued nor received any payment for any of its stock. This Restated Certificate of Incorporation was duly adopted by the Board of Directors in accordance with Sections 241 and 245 of the General Corporation Law of the State of Delaware.

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    IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by Albert R. Gamper, Jr., its President and Chief Executive Officer, this 23rd day of April, 2002.

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
                                                       CIT GROUP INC. (DEL)

                                                       By:  /s/ ALBERT R. GAMPER, JR.
                                                            -----------------------------------------
                                                            Name:  Albert R. Gamper, Jr.
                                                            Title:   President and Chief Executive
                                                            Officer

ATTEST:

/s/ ERIC S. MANDELBAUM
-------------------------------------------
Eric S. Mandelbaum, Secretary
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